Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For the Offer to Exchange
Each Outstanding Share of Series C Preferred Stock
of

NOVASTAR FINANCIAL, INC.

For, at the Election of the Holder,
Common Stock
or
Common Stock and Cash
and
Solicitation of Consents Relating to the Recapitalization
(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Series C Offer, as set forth in the proxy statement/consent solicitation/prospectus, dated April [●], 2011 (the “Prospectus”), which Prospectus you should have received in a separate mailing, and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing shares (the “Shares”) of 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), of NovaStar Financial, Inc. (the “Company”) are not immediately available; or

(2) if the certificates representing the Shares or other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Exchange Agent”), on or before [    ●    ], 2011, unless extended (the “Expiration Date”).

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the Exchange Agent as described in the Prospectus. Additional information can be found in the section entitled “The Series C Offer and Consent Solicitation — Procedure for Tendering Shares and Notice of Guaranteed Delivery” in the Prospectus. Only registered shareholders may submit this Notice of Guaranteed Delivery.

Exchange Agent:
Computershare Trust Company, N.A.

By Mail:	By Overnight Mail:	By Facsimile:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021	(Eligible Institutions Only) (617) 360-6810 To Confirm Receipt: (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (i) THE CERTIFICATES FOR THE SHARES OF SERIES C PREFERRED STOCK LISTED ON THIS NOTICE, (ii) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), AND (iii) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., EASTERN TIME, ON THE SECOND BUSINESS DAY AFTER THE EXPIRATION DATE. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Corp Actions Voluntary COY NFI

Ladies and Gentlemen:

The undersigned hereby tenders to NovaStar Financial, Inc. (the “Company”) the number of shares of 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), set forth below, on the terms and subject to the conditions set forth in the proxy statement/consent solicitation/prospectus, dated April [ • ], 2011 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), which together constitute the offer by the Company to exchange all outstanding shares of Series C Preferred Stock, for, at the election of the holder, (a) newly-issued common stock of the Company, par value $0.01 per share (the “Common Stock”) or (b) cash and newly-issued Common Stock, each subject to allocation and proration procedures described in the Prospectus, pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “The Series C Offer and Consent Solicitation — Procedure for Tendering Shares and Notice of Guaranteed Delivery.”

Number of Shares of Series C Preferred Stock to be Tendered and Share Certificate Number(s) (If Available)
(attach additional sheet if necessary)

Registered Holder’s Signature(s)

Please Type or Print Your Name(s) Here

Please Type or Print Address

Dated:

Corp Actions Voluntary COY NFI

GUARANTEED DELIVERY
(Not to be used for signature guarantees)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an officer or correspondent in the United States or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing, an “Eligible Institution”), (i) represents and guarantees delivery to the Exchange Agent of the certificates representing the shares of Series C Preferred Stock deposited hereby, in proper form for transfer with a properly completed and duly executed Letter of Transmittal in the form enclosed herewith, and all other documents required by the Letter of Transmittal, all at or before 5:00 p.m., Eastern Time, on the second business day after the Expiration Date.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Series C Preferred Stock and any required documents for the Series C Offer within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Place Medallion guarantee in space below.

Name of Firm:

Address:

Telephone No.(s): ( )

Authorized Signature:

Title:

Dated:

DO NOT SEND CERTIFICATES OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF
GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH
THE LETTER OF TRANSMITTAL.

Corp Actions Voluntary COY NFI

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